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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14843) pertaining to the Amended and Restated Inference Corporation 1993 Stock Option Plan, (Form S-8 No. 333-01416) pertaining to the Amended and Restated Inference Corporation 1993 Stock Option Plan, Fourth Amended and Restated Inference Corporation Incentive Stock Option Plan and Inference Corporation Nonstatutory Stock Option Plan and Stock Option Agreements, and (Form S-8 No. 333-08451) pertaining to the Inference Corporation Employee Stock Purchase Plan of our report dated June 3, 1999 with respect to the financial statements of Verix Software included in the Current Report on Form 8-K/A dated July 9, 1999 of Inference Corporation, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP


Sacramento, California
July 8, 1999